Exhibit 99.2

Quarterly Financial Supplement

For the six months ended June 30, 2012

ddr

Think**Retail.** Create**Value.**

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-15

Financial Summary
FFO Reconciliation	16
Additional Financial Disclosures	17
Debt to EBITDA Calculation	18
Significant Accounting Policies	19-20
Other Real Estate Information	21

Joint Venture Financial Summary
Joint Venture Investment Summary	22
Joint Venture Combining Financial Statements	23-24

Investment Summary
Acquisitions	25
Dispositions	26
Developments and Redevelopments	27-28
Development Projects Primarily on Hold	29

Portfolio Summary
Portfolio Characteristics	30
Lease Expirations	31
Leasing Summary	32-33
Net Effective Rents	34
Largest Tenants	35

Debt Summary
Market Capitalization, Ratings and Financial Ratios	36
Summary of Consolidated Debt	37
Summary of Joint Venture Debt	38
Consolidated Debt Detail	39-41
Joint Venture Debt Detail	42-44

Analyst Coverage
Contact Information	45

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three and six months ended June 30, 2012. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2011. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Samir Khanal
Vice President Marketing and Corporate Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mrichmond@ddr.com	skhanal@ddr.com

DDR REPORTS A 9% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.25 FOR THE QUARTER ENDED JUNE 30, 2012

BEACHWOOD, OHIO, July 31, 2012 – DDR Corp. (NYSE: DDR) today announced operating results for the second quarter ended June 30, 2012.

SIGNIFICANT SECOND QUARTER ACTIVITY

•	Generated Operating FFO of $0.25 per diluted share, an increase of 9% compared to second quarter of 2011

•	Executed 426 new leases and renewals for 2.7 million square feet

•	Increased the portfolio leased rate 40 basis points sequentially to 94.1% at June 30, 2012 from 93.7% at March 31, 2012 and 110 basis points year-over-year from 93.0% at June 30, 2011

•	Including the assets acquired on June 20, 2012 in the Blackstone joint venture, the revised portfolio leased rate at June 30, 2012 was 93.7%

•

Generated positive leasing spreads, with new leases up 10.7% at 100% ownership and 22.2% on a pro rata basis, and renewals up 6.1% at 100% ownership and 5.8% on a pro rata basis; blended spreads were up 6.8% at 100% ownership and 8.3% on a pro rata basis

•	Generated same store net operating income growth of 3.9% at 100% ownership and 3.1% on a pro rata basis

•	Completed $70 million in acquisitions of two prime shopping centers

•	Completed $80.5 million of non-prime asset sales, of which DDR’s pro rata share of the proceeds was $75.1 million

•	Closed on a new unconsolidated joint venture with an affiliate of The Blackstone Group L.P. for $1.4 billion that acquired 46 previously managed but unowned shopping centers

•	Issued 23.8 million common shares for gross proceeds of $315 million to fund the Company’s share of the Blackstone joint venture and other prime asset acquisitions

“We are very pleased with the consistency of our financial and operating performance in a very volatile macroeconomic environment. We expect this progress to continue as our portfolio exhibits a high level of resilience and growth,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s second quarter Operating Funds From Operations applicable to common shareholders (“Operating FFO”) increased to $71.6 million, or $0.25 per diluted share, before $6.5 million of net adjustments, which compares to $64.4 million, or $0.23 per diluted share, before $11.9 million of net adjustments for the prior-year comparable period. The increase in Operating FFO for the three-month period ended June 30, 2012, as compared to the same period in 2011, is primarily due to organic growth and the acquisition of nine shopping center assets in 2011 and 2012 partially offset by asset dispositions.

Funds From Operations applicable to common shareholders (“FFO”) for the three-month period ended June 30, 2012, increased to $78.1 million, or $0.27 per diluted share, which compares to FFO of $52.6 million, or $0.19 per diluted share, for the prior-year comparable period. The increase in FFO for the three-month period ended June 30, 2012, as compared to the same period in 2011, is primarily due to the gain on change in control of interests related to the Company’s acquisition of two assets from an unconsolidated joint venture partially offset by the loss on debt extinguishment related to the Company’s repurchase of a portion of its 9.625% unsecured notes in 2012.

FFO for the six-month period ended June 30, 2012 was $137.8 million, or $0.49 per diluted share, which compares to FFO of $145.5 million, or $0.45 per diluted share, for the prior-year comparable period. The decrease in FFO for the six-month period ended June 30, 2012, as compared to the same period in 2011, is primarily due to the same factors impacting FFO as explained above in addition to the effect of the valuation adjustment associated with the warrants that were exercised in full for cash in the first quarter of 2011.

Net loss applicable to common shareholders for the three-month period ended June 30, 2012, was $44.5 million, or $0.16 per diluted share, which compares to net loss of $26.9 million, or $0.10 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the six-month period ended June 30, 2012, was $66.5 million, or $0.24 per diluted share, which compares to net loss of $2.1 million, or $0.09 per diluted share, for the prior-year comparable period. The increase in net loss applicable to common shareholders for the three- and six-month periods ended June 30, 2012, as compared to the same periods in 2011, is primarily due to the same factors impacting FFO as explained above as well as an increase in impairment charges in the second quarter of 2012.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended June 30, 2012, highlight continued strong leasing activity throughout the portfolio:

•	Executed 200 new leases aggregating 0.9 million square feet and 226 renewals aggregating approximately 1.8 million square feet

•	The portfolio leased rate was 94.1% at June 30, 2012, as compared to 93.7% at March 31, 2012 and 93.0% at June 30, 2011 on a comparable basis

•	The portfolio leased rate at June 30, 2012, including the 46 assets acquired on June 20, 2012 by the Blackstone joint venture, was 93.7%

•

On a cash basis, rental rates for new leases increased by 10.7% at 100% ownership and 22.2% on a pro rata basis, and renewals by 6.1% at 100% ownership and 5.8% on a pro rata basis. Overall, blended spreads were up 6.8% at 100% ownership and 8.3% on a pro rata basis.

•	Same store net operating income (“NOI”) increased by 3.9% at 100% ownership for the three-month period ended June 30, 2012 as compared to the prior-year comparable period and 3.1% on a pro rata basis

•	Total portfolio average annualized base rent per occupied square foot as of June 30, 2012 was $13.80, as compared to $13.46 at June 30, 2011

ACQUISITIONS & FINANCINGS

In June 2012, affiliates of the Company and The Blackstone Group L.P. (“Blackstone”) closed a joint venture which acquired a portfolio of 46 shopping centers previously owned by EPN Group. An affiliate of Blackstone owns 95% of the common equity of the joint venture, and the remaining 5% interest is owned by an affiliate of the Company. The transaction is valued at approximately $1.4 billion. The joint venture assumed approximately $635 million of senior non-recourse debt and entered into an additional $320 million of non-recourse debt with a five-year term. In addition, the Company funded the joint venture with $150 million in preferred equity with a fixed distribution rate of 10%, as well as its $17 million common equity funding. The Company will continue to provide leasing and property management services and will have the right of first offer to acquire 10 of the assets under specified conditions. The Company funded its investment with proceeds from the equity forward sale agreements entered into in January 2012 and settled in June 2012 for net proceeds of $231.2 million.

In April 2012, the Company acquired its unconsolidated joint venture partner’s 50% ownership interest in two prime power centers located in Portland, Oregon and Phoenix, Arizona for an aggregate purchase price of $70 million. Tanasbourne Town Center in Portland, Oregon, is a large-format power center totaling 566,000 square feet. The shopping center is anchored by national tenants including Target, Nordstrom Rack, Bed Bath & Beyond, Ross Dress For Less, Michaels, Old Navy and Petco. Arrowhead Crossing in Phoenix, Arizona, is a large-format power center totaling 412,000 square feet. The shopping center is anchored by national tenants including Nordstrom Rack, DSW, T.J.Maxx, HomeGoods, Staples and Hobby Lobby. The Company funded its $70 million investment with proceeds from the issuance of 4.8 million common shares at an average price of $14.64 per share through its at-the-market common equity program. At closing, approximately $104 million of mortgage debt was repaid and the two assets are part of the Company’s large unencumbered pool. The Company recorded an aggregate gain of approximately $39.3 million in connection with the step-up of its investment basis to fair value due to the change in control that occurred.

In June 2012, the Company issued $300 million aggregate principal amount of 4.625% senior unsecured notes due July 2022. Proceeds from the issuance were used to repay the 5.375% senior unsecured notes with an aggregate principal amount of $223.5 million at par scheduled to mature in October 2012 and repay amounts outstanding on the revolving credit facilities.

During the three- and six-month periods ended June 30, 2012, the Company repurchased $34.5 million and $60.0 million, respectively, aggregate principal amount of its outstanding 9.625% senior unsecured notes with a maturity date of March 2016 at a premium to par, resulting in a loss on debt retirement of $7.9 million and $13.5 million, respectively.

On August 1, 2012, the Company expects to issue $200.0 million of its newly designated 6.50% Class J cumulative redeemable preferred shares at a price of $25.00 per depositary share. In addition, in July 2012, the Company announced the redemption of its 7.50% Class I cumulative redeemable preferred shares at a redemption of price of $25.00 per depositary share plus accrued and unpaid dividends of $0.1875 per depositary share. The proceeds from the issuance of the Class J shares are expected to be primarily used to redeem the Class I shares, which is expected to close on August 20, 2012.

DISPOSITIONS

The Company sold 15 consolidated assets, aggregating approximately 2.1 million square feet, in the second quarter of 2012, generating gross proceeds of approximately $60.4 million. In addition, the Company sold $13.3 million of consolidated non-income producing assets. The Company recorded an aggregate net gain of approximately $8.4 million related to asset sales in the second quarter of 2012.

In the second quarter of 2012, the Company’s unconsolidated joint ventures sold one asset generating gross proceeds of approximately $6.8 million, of which the Company’s proportionate share was $1.4 million. The aggregate gain on sale in the second quarter of 2012 was approximately $0.2 million, of which the Company’s proportionate share was immaterial.

2012 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on May 1, 2012. The Company continues to estimate Operating FFO for 2012 between $1.00 and $1.04 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition as affirmed by NAREIT on October 31, 2011. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended June 30, 2012. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the

Company’s Form 10-K for the year ended December 31, 2011, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 459 value-oriented shopping centers representing 117 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, August 1, 2012, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.202.4367 (domestic), or 617.213.8845 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 41337639. Access to the live call and replay will also be available through the Company’s website. The replay will be available through August 8, 2012.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$133,861	$124,703	$263,735	$249,193
Percentage and overage rents (A)	655	734	2,110	2,488
Recoveries from tenants	42,158	41,757	85,021	85,212
Ancillary and other property income	6,713	6,792	12,817	13,604
Management, development and other fee income	11,222	11,891	22,976	23,642
Other (B)	134	1,049	714	2,170

	194,743	186,926	387,373	376,309

Expenses:
Operating and maintenance	30,979	33,810	64,377	68,227
Real estate taxes	25,631	25,195	50,779	49,950
Impairment charges (C)	80,227	811	82,363	4,667
General and administrative	19,131	17,979	38,144	47,357
Depreciation and amortization	63,561	52,888	122,977	105,080

	219,529	130,683	358,640	275,281

Other income (expense):
Interest income	2,328	2,419	4,168	5,218
Interest expense (D)	(54,617)	(56,239)	(110,587)	(112,633)
Loss on debt retirement, net (E)	(7,892)	—	(13,495)	—
Gain on equity derivative instruments	—	—	—	21,926
Other expense, net (F)	(3,657)	(6,347)	(5,259)	(5,007)

	(63,838)	(60,167)	(125,173)	(90,496)

(Loss) income before earnings from equity method investments and other items	(88,624)	(3,924)	(96,440)	10,532
Equity in net income of joint ventures (G)	3,232	16,567	11,480	18,541
Impairment of joint venture investments (C)	—	(1,636)	(560)	(1,671)
Gain on change in control of interests (H)	39,348	981	39,348	22,710
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(371)	(392)	(549)	(718)

(Loss) income from continuing operations	(46,415)	11,596	(46,721)	49,394
Income (loss) from discontinued operations (I)	3,801	(27,175)	(11,439)	(28,733)

(Loss) income before gain on disposition of real estate	(42,614)	(15,579)	(58,160)	20,661
Gain on disposition of real estate, net of tax	5,234	2,310	5,899	1,449

Net (loss) income	(37,380)	(13,269)	(52,261)	22,110
Income attributable to non-controlling interests	(120)	(114)	(296)	(181)

Net (loss) income attributable to DDR	$(37,500)	$(13,383)	(52,557)	21,929

Write-off of preferred share original issuance costs	—	(6,402)	—	(6,402)
Preferred dividends	(6,967)	(7,085)	(13,934)	(17,653)

Net loss applicable to common shareholders	$(44,467)	$(26,870)	$(66,491)	$(2,126)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(44,467)	$(26,870)	$(66,491)	$(2,126)
Depreciation and amortization of real estate investments	61,697	54,919	120,144	108,723
Equity in net income of joint ventures (G)	(3,232)	(16,567)	(11,480)	(18,541)
Impairment of depreciable joint venture investments	—	—	560	35
Joint ventures’ FFO (G)	12,633	14,781	26,618	29,528
Non-controlling interests (OP Units)	48	16	96	32
Impairment of depreciable real estate assets, net of non-controlling interests	54,714	20,256	72,054	22,239
(Gain) loss on disposition of depreciable real estate, net	(3,320)	6,021	(3,680)	5,621

FFO applicable to common shareholders	78,073	52,556	137,821	145,511

Non-operating items, net (J)	(6,461)	11,864	597	(17,901)

Operating FFO	$71,612	$64,420	$138,418	$127,610

Earnings per share – Diluted (K)	$(0.16)	$(0.10)	$(0.24)	$(0.09)

Funds From Operations – Diluted (K)	$0.27	$0.19	$0.49	$0.45

Operating Funds From Operations – Diluted (K)	$0.25	$0.23	$0.49	$0.47

DDR Corp.

Financial Highlights

(In thousands)

Selected Balance Sheet Data

	June 30, 2012	December 31, 2011
Assets:
Real estate and rental property:
Land	$1,839,912	$1,844,125
Buildings	5,424,300	5,461,122
Fixtures and tenant improvements	406,988	379,965

	7,671,200	7,685,212
Less: Accumulated depreciation	(1,573,528)	(1,550,066)

	6,097,672	6,135,146
Land held for development and construction in progress	580,553	581,627
Real estate held for sale, net	502	2,290

Real estate, net	6,678,727	6,719,063

Investments in and advances to joint ventures	562,413	353,907
Cash	18,505	41,206
Restricted cash	23,791	30,983
Notes receivable, net	62,498	93,905
Receivables, including straight-line rent, net	103,788	117,463
Other assets, net	134,226	112,898

	$7,583,948	$7,469,425

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$5,895	$142,421
Unsecured debt	1,977,512	2,139,718
Unsecured term loan	250,000	—
Mortgage and other secured debt	1,862,378	1,822,445

	4,095,785	4,104,584
Dividends payable	40,852	29,128
Other liabilities	226,183	257,821

Total liabilities	4,362,820	4,391,533

Preferred shares	375,000	375,000
Common shares	30,135	27,711
Paid-in-capital	4,437,806	4,138,812
Accumulated distributions in excess of net income	(1,627,030)	(1,493,353)
Deferred compensation obligation	13,824	13,934
Accumulated other comprehensive income	(30,875)	(1,403)
Less: Common shares in treasury at cost	(12,731)	(15,017)
Non-controlling interests	34,999	32,208

Total equity	3,221,128	3,077,892

	$7,583,948	$7,469,425

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the six-month period ended June 30, 2012 is as follows (in millions):

Increase (Decrease)
Comparable portfolio properties	$2.4
Acquisition of shopping centers	11.7
Development or redevelopment properties	(1.5)

$12.6

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Six-Month Periods Ended June 30,
	2012	2011
Straight-line rents	$1.7	$0.1

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Lease termination fees	$—	$0.8	$0.5	$1.3
Financing fees	—	0.2	—	0.6
Other miscellaneous	0.1	—	0.2	0.3

	$0.1	$1.0	$0.7	$2.2

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Land held for development	$6.4	$—	$6.4	$—
Undeveloped land	19.1	—	19.1	3.9
Assets marketed for sale	54.7	0.8	56.9	0.8

Total continuing operations	80.2	0.8	82.4	4.7

Sold assets or assets held for sale	—	19.4	15.2	21.4

Total discontinued operations	—	19.4	15.2	21.4

Joint venture investments	—	1.6	0.6	1.6

Total impairment charges	$80.2	$21.8	$98.2	$27.7

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Non-cash interest expense related to amortization of the debt discount	$2.5	$3.8	$5.7	$7.6

DDR Corp.

Financial Highlights

(E)	For the three and six months ended June 30, 2012, the Company repurchased $34.5 million and $60.0 million, respectively, of its 9.625% unsecured senior notes at a premium to par value.

(F)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Litigation-related expenses	$(0.8)	$(1.2)	$(1.6)	$(2.2)
Loss on sale of mezzanine note receivable	—	(5.0)	—	(5.0)
Debt extinguishment costs, net	(0.4)	—	(0.6)	(0.2)
Settlement of lease liability obligation	—	—	—	2.6
Transaction and other expenses	(2.5)	(0.1)	(3.1)	(0.2)

	$(3.7)	$(6.3)	$(5.3)	$(5.0)

(G)	At June 30, 2012 and 2011, the Company had investments in joint ventures, excluding consolidated joint ventures, in 215 and 183 shopping center properties, respectively.

(H)	In the second quarter of 2012, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for this transaction as a step acquisition. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisition related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(I)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Revenues from operations	$1.7	$12.6	$5.8	$26.5

Operating expenses	0.3	5.2	2.4	11.0
Impairment charges	—	19.4	15.2	21.4
Interest, net	0.4	3.7	1.3	7.6
Depreciation and amortization	0.4	4.2	1.6	8.2

Total expenses	1.1	32.5	20.5	48.2

Income (loss) before disposition of real estate	0.6	(19.9)	(14.7)	(21.7)
Gain (loss) on disposition of real estate, net	3.2	(7.3)	3.3	(7.0)

Income (loss) from discontinued operations	$3.8	$(27.2)	$(11.4)	$(28.7)

DDR Corp.

Financial Highlights

(J)	The charges and gains excluded from Operating FFO for the three- and six-month periods ended June 30, 2012 and 2011, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Non-cash impairment charges – non-depreciable consolidated assets	$25.5	$—	$25.5	$3.8
Loss on debt retirement, net	7.9	—	13.5	—
Other expense (income), net – litigation costs, debt extinguishment costs, lease liability settlement gain, transaction and other expenses	3.7	6.3	5.4	5.0
Equity in net income of joint ventures – currency adjustments, transaction and other expenses	0.9	(0.4)	1.0	(0.8)
Non-cash impairment of joint venture investments on non-depreciable assets	—	1.6	—	1.6
Gain on disposition of non-depreciable real estate (land), net	(5.2)	(1.0)	(5.5)	—
Executive separation charge	—	—	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash gain on change in control of interests	(39.3)	(1.0)	(39.3)	(22.7)
Non-cash write off of preferred share original issuance costs	—	6.4	—	6.4

Total adjustments from FFO to Operating FFO	$(6.5)	$11.9	$0.6	$(17.9)

DDR Corp.

Financial Highlights

(K)	The Company’s per share information is as follows:

	At June 30,
	2012	2011
Common shares outstanding	301.3	276.6
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Earnings per common share:
Basic	$(0.16)	$(0.10)	$(0.24)	$(0.01)

Diluted	$(0.16)	$(0.10)	$(0.24)	$(0.09)

Basic – average shares outstanding	280.4	274.3	277.8	265.1

Diluted – average shares outstanding	280.4	276.1	277.8	269.2

Dividends Declared:	$0.12	$0.04	$0.24	$0.08

FFO per share:
Basic	$0.28	$0.19	$0.49	$0.54

Diluted	$0.27	$0.19	$0.49	$0.45

Weighted average common shares outstanding	282.6	276.2	279.9	267.2

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	283.0	276.6	280.3	267.6

Assumed conversion of dilutive securities	2.6	1.8	2.5	4.1

FFO Weighted average common shares and OP Units – Diluted	285.6	278.4	282.8	271.7

Operating FFO:
Diluted	$0.25	$0.23	$0.49	$0.47

Operating FFO Weighted average common shares and OP Units – Diluted	285.6	278.4	282.8	271.7

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Revenues:
Minimum rents (A)	$123,221	$123,811	$245,417	$244,312
Percentage and overage rents	600	808	1,082	1,565
Recoveries from tenants	26,790	28,316	54,126	58,934
Other	23,846	22,801	43,558	39,302

	174,457	175,736	344,183	344,113
Expenses:
Operating and maintenance	52,024	41,516	91,270	80,770
Real estate taxes	18,205	18,548	36,152	37,628
Impairment charges (B)	6,877	—	7,717	—

	77,106	60,064	135,139	118,398

Net operating income	97,351	115,672	209,044	225,715
Depreciation and amortization of real estate investments	45,117	45,841	87,957	93,094
Interest expense	61,961	56,327	120,143	113,312

(Loss) income before other items	(9,727)	13,504	944	19,309
Income tax expense	(6,239)	(11,386)	(12,268)	(17,530)

(Loss) income from continuing operations	(15,966)	2,118	(11,324)	1,779
Discontinued operations:
Income (loss) from operations (B)	17	137	(355)	(213)
Gain on debt forgiveness	—	2,976	—	2,976
Gain on disposition, net	247	22,756	107	21,893

(Loss) income before gain on disposition of assets	(15,702)	27,987	(11,572)	26,435
(Loss) gain on disposition of assets, net	(750)	—	13,102	—

Net (loss) income	$(16,452)	$27,987	$1,530	$26,435
Non-controlling interests	(4,600)	(2,619)	(13,534)	(4,994)

Net (loss) income attributable to unconsolidated joint ventures	$(21,052)	$25,368	$(12,004)	$21,441

Net income at DDR’s ownership interests (C)	$3,171	$16,532	$13,351	$20,439

FFO at DDR’s ownership interests (D)	$12,633	$14,781	$26,618	$29,528

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed balance sheets

	June 30, 2012	December 31, 2011
Land	$1,637,535	$1,400,469
Buildings	5,255,495	4,334,097
Fixtures and tenant improvements	209,608	189,940

	7,102,638	5,924,506
Less: Accumulated depreciation	(828,212)	(808,352)

	6,274,426	5,116,154
Land held for development and construction in progress (E)	163,821	239,036

Real estate, net	6,438,247	5,355,190
Cash and restricted cash	440,293	308,008
Receivables, including straight-line rent, net	102,514	108,038
Other assets, net	323,692	177,251

	$7,304,746	$5,948,487

Mortgage debt (F)	$4,573,716	$3,742,241
Notes and accrued interest payable to DDR	140,752	100,470
Other liabilities	256,332	214,370

	4,970,800	4,057,081
Redeemable preferred equity	150,000	—
Accumulated equity	2,183,946	1,891,406

	$7,304,746	$5,948,487

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Straight-line rents	$1.1	$1.2	$2.0	$2.6
DDR’s proportionate share	0.2	0.3	0.4	0.7

(B)	For the three- and six-month periods ended June 30, 2012, impairment charges were recorded primarily on assets that are in the process of being marketed for sale of which the Company’s proportionate share was not material.

(C)	Adjustments to the Company’s share of joint venture equity in net income primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Net loss	$—	$—	$(1.9)	$(1.9)

(D)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended June 30,		Six-Month Periods Ended June 30,
	2012	2011	2012	2011
Net (loss) income attributable to unconsolidated joint ventures	$(21.1)	$25.4	$(12.0)	$21.4
Depreciation and amortization of real estate investments	44.1	45.2	89.4	93.1
Impairment of depreciable real estate assets	6.9	—	8.2	—
Loss (gain) on sale of depreciable real estate	0.5	(22.8)	(13.2)	(21.9)

FFO	$30.4	$47.8	$72.4	$92.6

FFO at DDR ownership interests	$12.6	$14.8	$26.6	$29.5

Operating FFO at DDR’s ownership interests (1)	$13.5	$14.4	$27.6	$28.7

DDR joint venture distributions received, net (2)	$11.9	$18.8	$16.4	$45.7

(1)	Excluded from Operating FFO is the Company’s proportionate share of net charges related to foreign currency adjustments, transaction costs and gain on debt forgiveness as disclosed on page 10 of this press release.

(2)	Includes loan repayments in 2011 of $22.4 million from the Company’s unconsolidated joint venture which has assets located in Brazil.

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(E)	Land held for development and construction in progress consists of the following (in millions):

	June 30, 2012	December 31, 2011
Company’s proportionate share	$53.5	$75.9

(F)	Mortgage debt consists of the following (in millions):

	June 30, 2012	December 31, 2011
Company’s proportionate share	$811.1	$772.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	47.8	48.1

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

FFO Reconciliation

(In Millions, Except Per Share Information)

	2Q12	2Q11	6M12	6M11
Funds From Operations:
Net loss applicable to common shareholders	$(44.5)	$(26.9)	$(66.5)	$(2.1)
Depreciation and amortization of real estate investments	61.7	54.9	120.1	108.7
Equity in net income of joint ventures	(3.2)	(16.6)	(11.5)	(18.5)
Impairment of depreciable joint venture investments	—	—	0.6	—
Joint ventures’ FFO	12.6	14.8	26.6	29.5
Impairment of depreciable real estate assets, net of non-controlling interests	54.7	20.3	72.1	22.2
(Gain) loss on disposition of depreciable real estate, net	(3.2)	6.0	(3.6)	5.7

Funds From Operations Available to Common Shareholders	78.1	52.5	137.8	145.5
Write-off of original preferred share issuance costs	—	6.4	—	6.4
Preferred dividends	7.0	7.1	13.9	17.7

Funds From Operations	$85.1	$66.0	$151.7	$169.6

Funds From Operations Available to Common Shareholders
Reconciliation to Operating FFO:	$78.1	$52.5	$137.8	$145.5
Non-cash impairment charges—non-depreciable consolidated assets	25.5	—	25.5	3.8
Loss on debt retirement, net	7.9	—	13.5	—
Other expense, net—litigation costs, debt extinguishment costs, lease liability settlement gain, transaction and other expenses	3.7	6.3	5.4	5.0
Equity in net income of joint ventures—currency adjustments, transaction and other expenses	0.9	(0.4)	1.0	(0.8)
Non-cash impairment of joint venture investments on non-depreciable assets	—	1.6	—	1.6
Gain on disposition of non-depreciable real estate (land), net	(5.2)	(1.0)	(5.5)	—
Executive separation charge	—	—	—	10.7
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	—	—	(21.9)
Non-cash gain on change in control of interests	(39.3)	(1.0)	(39.3)	(22.7)
Non-cash write off of original preferred share issuance costs	—	6.4	—	6.4

Total non-operating items	$(6.5)	$11.9	$0.6	$(17.9)

Operating FFO Available to Common Shareholders	$71.6	$64.4	$138.4	$127.6

Per Share Information:
Funds From Operations—diluted	$0.27	$0.19	$0.49	$0.45
Operating FFO—diluted	$0.25	$0.23	$0.49	$0.47

Common Shares and OP Units:
Outstanding	301.7	277.0	301.7	277.0
Weighted average—diluted (FFO & OFFO)	285.6	278.4	282.8	271.7

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	2Q12	2Q11	6M12	6M11
Dividends / Payout Ratio:
Common share dividends and operating partnership interests—per share	$0.12	$0.04	$0.24	$0.08
Common share dividends and operating partnership interests—declared	$33.9	$11.1	$67.3	$21.8
Dividend payout ratio	47.4%	17.5%	48.6%	17.1%

Revenues:
DDR revenues	$196.4	$199.6	$393.2	$402.9
Joint venture & managed revenues	208.0	216.1	415.3	424.9

Total revenues (1)	$404.4	$415.7	$808.5	$827.8

G&A Expenses (2)	$19.1	$18.0	$38.1	$36.7

G&A Expenses as % of Total Revenues (2)	4.7%	4.3%	4.7%	4.4%

Net Operating Income:
DDR net operating income	$139.5	$135.4	$275.7	$273.7
Joint venture net operating income (at 100%)	104.2	113.2	217.0	222.4

Total net operating income (1)	$243.7	$248.6	$492.7	$496.1

Real Estate at Cost:
DDR real estate at cost	$8,263.6	$8,419.4	$8,263.6	$8,419.4
Joint venture real estate at cost (at 100%)	7,266.5	6,706.8	7,266.5	6,706.8

Total real estate at cost	$15,530.1	$15,126.2	$15,530.1	$15,126.2

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue (3)	$(0.2)	$(1.5)	$(0.8)	$(1.7)
Straight-line rent revenue	(1.2)	0.2	(1.7)	(0.1)
Joint venture straight-line rent revenue	(1.1)	(1.2)	(2.0)	(2.6)
DDR’s prorata share of straight-line rent revenue	(0.2)	(0.3)	(0.4)	(0.7)
Straight-line ground rent expense (3)	0.3	0.5	0.6	1.0
Debt premium amortization revenue (3)	(0.5)	(0.6)	(1.4)	(1.1)
Convertible debt accretion expense	2.5	3.8	5.7	7.6

(1)	Includes activities from discontinued operations.
(2)	The six months ended June 30, 2011 exclude an executive separation charge of $10.7 million. Including this charge, G&A expenses were approximately 5.7% of total revenues.
(3)	Prorata share of joint venture is deminis.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

(In Millions)	2Q12	2Q11
Debt / EBITDA - Consolidated
EBITDA:
Net loss attributable to DDR	$(37.5)	$(13.4)

Adjustments:
Impairment charges	80.2	0.8
Depreciation and amortization	63.6	52.9
Depreciation attributable to non-controlling interests	(0.1)	—
Interest expense	54.6	56.2
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
Gain on change in control of interests	(39.3)	(1.0)
Other expenses, net	3.6	6.3
Equity in net income of joint ventures	(3.2)	(16.6)
Impairment of joint venture investments	—	1.6
Loss on debt retirement, net	7.9	—
Income tax expense	0.4	0.4
EBITDA adjustments from discontinued operations (1)	(2.4)	34.7
Gain on disposition of real estate, net	(5.2)	(2.3)

EBITDA before JVs	122.5	119.5
Pro rata share of JV FFO, net of interest expense	12.6	14.8
Pro rata share of JV loss (gain) on transaction costs and other	0.9	(0.5)

EBITDA Consolidated	$136.0	$133.8
EBITDA Consolidated—Annualized	$544.0	$535.2

Consolidated indebtedness	$4,095.8	$4,218.4
Non-controlling interests’ share of consolidated debt	(20.6)	(21.7)
Adjustment to reflect convertible debt at face value	37.3	50.4
Adjustment to reflect assumed debt at face value	(11.8)	(4.3)

Total consolidated indebtedness	4,100.7	4,242.8
Cash and restricted cash, net of non-controlling interests	(41.6)	(45.6)

Total Consolidated Indebtedness, net of Cash	$4,059.1	$4,197.2

Debt / EBITDA—Consolidated	7.46	7.84

Debt / EBITDA—Pro rata
EBITDA before JVs	$122.5	$119.5
Pro rata share of JV EBITDA	26.5	27.4

EBITDA including Pro rata Share of JVs	$149.0	$146.9
EBITDA including Pro rata Share of JVs—Annualized	$596.0	$587.6
Total consolidated indebtedness, net of cash	$4,059.1	$4,197.2
Pro rata share of JV debt (2)	811.1	791.3

Total pro rata indebtedness	4,870.2	4,988.5
Pro rata share of JV cash and restricted cash	(128.3)	(120.1)

Pro rata Indebtedness, net of Cash	$4,741.9	$4,868.4

Debt / EBITDA—Pro rata	7.96	8.29

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$—	$19.4
Interest expense, net	0.4	3.7
Depreciation and amortization	0.4	4.2
(Gain) loss on disposition of real estate, net	(3.2)	7.3
Debt extinguishment costs and other	—	0.1

	$(2.4)	$34.7

(2)

Includes $47.8 million and $50.3 million at June 30, 2012 and at June 30, 2011, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $10.9 million for the six months ended June 30, 2012.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the six months ended June 30, 2012, the Company expensed $4.2 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	2Q12	2Q11	6M12	6M11
Interest expense	$3.3	$3.2	$6.4	$6.2
Construction administration costs	$2.2	$2.0	$4.5	$4.3

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the six months ended June 30, 2012, the Company expensed $1.3 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures:

Capital Expenditures (In Millions)	Consolidated 6M12	Unconsolidated at Prorata 6M12
Leasing	$15.9	$3.0
Maintenance	2.9	0.2

Total Capital Expenditures	$18.8	$3.2

Per Square Foot of Owned GLA
Leasing	$0.34	$0.51
Maintenance	0.06	0.03

Total Capital Expenditures	$0.40	$0.54

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.
•

At December 31, 2011, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $35 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2011.

Non-Income Producing Assets

•

There are six consolidated shopping centers and the Company’s corporate headquarters, which total 0.7 million square feet with a land and building cost basis of approximately $100 million, considered non-incoming producing at June 30, 2012.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Legal Name	Partner	DDR Own. %	# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	40		11.6	$132.0	$1,997.9	$1,102.2
DDR Domestic Retail Fund I	Various Institutional Investors	20%	59		8.2	88.0	1,438.2	930.2
BRE DDR Retail Holdings, LLC	Blackstone Real Estate Partners VII	5%	46		10.6	117.7	1,286.7	921.1
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3%	11		4.1	126.0	798.9	368.7
DDR-SAU Retail Fund, LLC	State of Utah	20%	27		2.4	23.7	308.0	183.1
DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.7	206.3	147.4
Other Unconsolidated JV Interests	Various	Various	19		3.4	36.1	366.0	288.5

			215		41.9	$539.2	$6,402.0	$3,941.2

Unconsolidated Joint Ventures —No Economic Interests
Coventry II Joint Ventures	Coventry II Fund	10%-20%	47	(2)	5.9	60.3	$864.4	$632.5

Total Unconsolidated Joint Ventures			262		47.8	$599.5	$7,266.4	$4,573.7

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)	Includes 41 assets in which the Company does not have an economic interest and one asset in which development was suspended. Effective January 1, 2012, these assets are no longer managed by DDR.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)		DDR’s Pro rata Share (1)
	6M12	2Q12	2Q12
Revenues:
Minimum rents	$245.4	$123.2	$25.9
Percentage and overage rents	1.1	0.6	0.1
Recoveries from tenants	54.1	26.8	4.9
Other	43.6	23.9	7.5

	344.2	174.5	38.4
Expenses:
Operating and maintenance	(91.3)	(52.0)	(9.6)
Real estate taxes	(36.2)	(18.2)	(3.3)
Impairment charges	(7.7)	(6.9)	(0.7)

Net operating income	209.0	97.4	24.8 (3)
Depreciation and amortization expense	(88.0)	(45.1)	(8.1)
Interest expense	(120.1)	(62.0)	(11.5)

Income (loss) before other items	0.9	(9.7)	5.2
Income tax expense	(12.2)	(6.2)	(2.1)

Income from continuing operations	(11.3)	(15.9)	3.1
Discontinued operations:
Income from operations	(0.4)	—	—
Loss on disposition	0.1	0.2	—

Income before gain on disposition of assets	(11.6)	(15.7)	3.1
Gain on disposition of assets	13.1	(0.8)	—
Disproportionate share of income (loss)	—	—	— (2)

Net income	$1.5	$(16.5)	$3.1
Non-controlling interests	(13.5)	(4.6)	(1.5)

Net income attributable to unconsolidated joint ventures	$(12.0)	$(21.1)	$1.6
DDR ownership interests	13.4	3.2	3.2
Amortization of basis differential	(1.9)	—	—

	$11.5	$3.2	$3.2

Funds From Operations:
Net income attributable to unconsolidated joint ventures	$(12.0)	$(21.1)	$1.6
Depreciation of real property	89.4	44.1	7.8
(Gain) loss on disposition of depreciable real estate	(13.2)	0.5	—
Impairments of depreciable real estate	8.2	6.9	0.7
Disproportionate share of income	—	—	2.5 (2)

	$72.4	$30.4	$12.6

FFO at DDR ownership interests	$26.6	$12.6

Operating FFO at DDR ownership interests	$27.6	$13.5

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)	DDR’s pro rata share of NOI including discontinued operations and promoted equity structures and minority interests is $26.5 million for the three-month period ended June 30, 2012.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	June 30, 2012		December 31, 2011
Land	$1,637.5		$1,400.5
Buildings	5,255.5		4,334.1
Fixtures and tenant improvements	209.6		190.0

	7,102.6		5,924.6
Less: Accumulated depreciation	(828.2)		(808.3)

	6,274.4		5,116.3
Land held for development and construction in progress	163.8		239.0

Real estate, net	6,438.2		5,355.3
Cash and restricted cash	440.3		308.0
Receivables, including straight-line rent, net	102.5		108.0
Other assets, net	323.7		177.2

	$7,304.7		$5,948.5

Mortgage debt	$4,573.7	(3)	$3,742.2	(3)
Notes and accrued interest payable to DDR	140.8		100.5
Other liabilities	256.3		214.4

	4,970.8		4,057.1
Redeemable preferred equity	150.0		—
Accumulated equity	2,183.9		1,891.4

	$7,304.7		$5,948.5

	DDR’s Pro rata Share (1)
	June 30, 2012		December 31, 2011
Land	$281.2		$274.4
Buildings	935.1		893.1
Fixtures and tenant improvements	51.8		47.4

	1,268.1		1,214.9
Less: Accumulated depreciation	(179.9)		(181.8)

	1,088.2		1,033.1
Land held for development and construction in progress	53.5		75.9

Real estate, net	1,141.7		1,109.0

Cash and restricted cash	128.3		93.8
Receivables, including straight-line rent, net	26.4		27.5
Other assets, net	48.5		42.3
Disproportionate share of equity	135.4	(2)	(18.4	)(2)

	$1,480.3		$1,254.2

Mortgage debt	$811.1	(3)	$772.9	(3)
Notes and accrued interest payable to DDR	14.5		12.0
Other liabilities	55.5		49.9

	881.1		834.8
Redeemable preferred equity	150.0		—

	1,031.1		834.8
Accumulated equity	447.6		433.0
Disproportionate share of equity	1.6	(2)	(13.6	)(2)

	$1,480.3		$1,254.2

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)	Adjustments represent the effect of promoted equity structures and minority interests.
(3)

Includes approximately $298.9 million and $300.3 million of mortgage debt at June 30, 2012 and December 31, 2011, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $47.8 million and $48.1 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area Demographics
Date	Location	Property	DDR Own. %	Total GLA	Aggregate Pro rata Price		Population	Avg. HH. Income	Anchors
3/12	Tinley Park, IL	Brookside Marketplace	100%	560.7	$47.4		588.0	$85.1	Super Target, Kohl’s,
									Dick’s Sporting Goods,
									Homegoods, PetSmart,
									Old Navy, Ulta
									Best Buy, OfficeMax
4/12	Phoenix, AZ	Arrowhead Crossing	100%	416.6	30.0	(1)	626.6	74.5	Nordstrom Rack, DSW,
									Hobby Lobby, JoAnn Fabric,
									J.C. Penney Homestore,
									Barnes & Noble, Savers,
									Ross Dress for Less,
									Staples, Old Navy, Golfsmith,
									HomeGoods, T.J.Maxx
4/12	Portland, OR	Tanasbourne Town Center	100%	643.3	40.0	(1)	425.5	82.8	Target, Nordstrom Rack,
									Bed, Bath, & Beyond,
									Ross Dress for Less,
									Michaels, Famous Footwear,
									Petco, Barnes & Noble,
									Office Depot, Old Navy
6/12	Various	Portfolio of 46 former	5%	10,619.2	71.4	(2)	Various	Various	TJX Companies, Walmart,
		EDT assets							Dick’s Sporting Goods,
									PetSmart, Home Depot,
									Bed Bath & Beyond,
									Old Navy, JoAnn Fabric,
									Kohl’s, Best Buy

Total Acquisitions				12,239.8	$148.8

(1)	DDR acquired its partner’s 50% ownership interest in this asset.
(2)	Represents DDR’s 5% common equity interest. Transaction also included a preferred equity investment of $150 million.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area Demographics
Date	Location	Joint Venture	DDR Own. %	Total GLA	Gross Price	Relinquished Debt	Population	Avg. HH. Income	Anchors
1/12	West Seneca, NY		100%	62.9	$2.5	$—	314.4	$55.5	Planet Fitness
1/12	Concord, NC		100%	10.9	1.7	—	192.2	80.7	Rite Aid
2/12	Connellsville, PA		100%	10.9	3.0	—	41.6	46.2	Rite Aid
2/12	Tiffin, OH		100%	185.8	0.8	—	64.2	54.7	Cinemark,
									J.C. Penney
2/12	Barboursville, WV		100%	70.9	1.6	—	191.6	52.0	Ashley Furniture,
									JoAnn Fabric
2/12	Tampa, FL	DDRTC	15%	28.5	4.0	—	223.5	76.0	—
3/12	Fort Worth, TX		100%	10.9	2.7	—	362.1	62.8	CVS Pharmacy
4/12	Birmingham, AL		100%	300.3	3.0	—	218.9	66.7	Burlington Coat
									Factory, Dollar Tree
4/12	Lawrenceville, GA		100%	105.0	3.0	—	323.7	84.8	Hobby Lobby
4/12	Idaho Falls, ID		100%	138.5	1.5	—	139.0	64.8	Office Max
4/12	Two Rite Aids		100%	23.6	4.7	—	294.6	53.6	Rite Aid
4/12	Erie, PA		100%	96.0	1.0	—	175.7	56.9	West Teleservices
4/12	Mt. Vernon, IL		100%	269.3	3.5	—	92.2	51.8	Dunham’s Sports,
									J.C. Penney, Sears
5/12	Chamblee, GA		100%	167.4	4.7	—	509.0	101.8	—
5/12	Englewood, FL		100%	46.8	0.7	0.5	43.3	59.8	—
5/12	Cincinnati, OH		100%	235.4	3.7	—	413.2	60.9	—
5/12	Ottumwa, IA		100%	276.8	3.0	—	90.2	52.5	Herberger’s,
									J.C. Penney, Aldi
6/12	Silver Springs, MD		100%	288.4	31.1	—	594.7	94.6	—
6/12	Cheboygan, MI		100%	170.8	0.5	—	40.0	50.7	Kmart
6/12	Santa Rosa Beach, FL	DDRM	20%	43.2	6.8	—	14.0	76.3	Publix
	Various (1)		100%	—	41.8	—

Total Dispositions				2,542.3	$125.3	$0.5
Total Dispositions - Q2 2012				2,161.5	$80.5	$0.5

(1)	Gross price includes the proceeds from land sales.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Summary of Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of June 30, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 2H12 (1)	Placed In Service YTD	To Be Placed In Service 2H12
Ground up Development Projects in Progress	$19.7	$0.8	$20.5	$9.3	$26.8	$—	$—
Ground up Development Projects Primarily on Hold	267.3	136.0	403.3	(33.8)	(68.9)	—	—
Substantially Completed Projects Pending Lease Up	31.3	32.9	64.2	(2.5)	(0.5)	1.1	0.9
Redevelopment Projects	22.0	65.2	87.2	47.8	84.6	24.5	96.2
Leasing Capital Expenditures	—	5.4	5.4	15.9	11.2	15.3	13.3

	$340.3	$240.3	$580.6	$36.7	$53.2	$40.9	$110.4

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

Location	Project	Est. Initial Owned Anchor Opening	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Charlotte, NC	Belgate	2Q13	889.7	173.7	$17.8	$20.5	—	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, Cost Plus World Market, PetSmart, Old Navy, Shoe Carnival

			889.7	173.7	$17.8	$20.5	$—

Summary of Significant Consolidated Redevelopment Projects

Location	Project	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Denver, CO	Tamarac Square	151.3	11.5	$2.0	$3.1	$1.7	Target
Littleton, CO	Aspen Grove	46.7	46.7	13.6	2.3	—	Alamo Drafthouse Cinema
Miami (Plantation), FL	The Fountains	273.4	273.4	58.9	54.4	41.6	Kohl’s, Dick’s Sporting Goods,
							Marshalls/HomeGoods, Total Wine
Bayamon, PR	Rexville Plaza	43.8	43.8	8.2	5.1	0.9	CVS, Marshalls
Hatillo, PR	Plaza Del Norte	88.5	88.5	10.1	7.5	5.9	J.C. Penney expansion, PetSmart,
							Rooms to Go, T.J.Maxx
Charleston, SC	Ashley Crossing	124.4	124.4	8.9	6.0	5.8	Kohl’s, Marshalls, Shoe Carnival,
							JoAnn Fabric
San Antonio, TX (2)	Terrell Plaza	225.7	90.8	12.0	8.4	0.5	Target, Ross Dress for Less
Midvale, UT	Family Center at Ft. Union	82.7	78.7	13.2	4.8	2.6	Dick’s Sporting Goods, Gordmans
Riverdale, UT	Family Center at Riverdale	88.2	88.2	5.6	2.8	—	Best Buy, Gordmans

		1,124.7	846.0	$132.5	$94.4	$59.0
CIP for projects listed above:						35.4
CIP for other Redevelopment Projects:						51.8

Total amount included in CIP at June 30, 2012 for Redevelopment Projects:						$87.2

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% joint venture

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of June 30, 2012			2012 Activity
	Land	CIP	Total	Net Expenditures YTD	Net Projected Expenditures 2H12 (1)	Placed In Service YTD	To Be Placed In Service 2H12 (1)
Substantially Completed Ground Up Developments	$—	$3.5	$3.5	$17.7	$1.2	$88.0	$4.7
Ground up Development Projects in Progress	29.5	122.6	152.1	23.4	89.6	—	—
Substantially Completed Projects Pending Lease Up	2.0	—	2.0	1.0	—	19.5	—
Redevelopment Projects	—	1.2	1.2	6.8	21.3	11.1	15.1
Leasing Capital Expenditures	—	5.0	5.0	20.5	15.9	16.5	15.7

Total	$31.5	$132.3	$163.8	$69.4	$128.0	$135.1	$35.5

Summary of Significant Joint Venture Substantially Completed Development Projects

Location	Project	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors

Uberlandia, Brazil	Patio Uberlandia	33.3%	488.1	488.1	$91.0	$91.5	$88.0	Walmart, Cinemark, Centuaro, Fast Shop, Leroy Merlin, Renner, Ponto Frio, Kalunga, Livraria Leitura, Memove, Le Biscuit, Le Lis Blanc

Total			488.1	488.1	$91.0	$91.5	$88.0

Summary of Significant Joint Venture Development Projects in Progress

Location	Project Name	DDR’s Effective Own. %	Est. Total GLA	Est. Owned GLA	Est. Net Cost (1)	Cost Incurred To Date	Assets Placed in Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	806.4	806.4	$184.5	$58.6	$—	Bretas, Cinemark, Magic Games
Londrina, Brazil	Boulevard Londrina	28.2%	518.2	518.2	139.1	93.5	—	Walmart, Cinemark, PB Kids, Magazine Luiza, Kalunga, Luigi Bertolli, Saraiva, Centuaro, Memove, Renner

Total			1,324.6	1,324.6	$323.6	$152.1	$—

Total Land Held for Development and CIP for Ground Up Developments in Progress at June 30, 2012							$152.1

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Ground up Development Projects Primarily on Hold

MSA (Location)	DDR’s Effective Own. %	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	31.6
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury—Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury—Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury—Hwy 404/Greenlane West), CAN	50%	28.8
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Other Misc. Land (6 sites)	100%	Various

		806.8

		(In Millions)
Total Ground Up Development Projects Primarily on Hold at June 30, 2012:		$403.3	(1)

(1)	Includes partners’ ownership interests of $84.7 million.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Portfolio Summary

(GLA In millions)

Shopping Centers (Economic Interest)
Operating Centers	456
Owned GLA (at 100%)	84.0
Additional Ground Lease GLA	5.3
Additional Unowned GLA	26.5
Base Rent PSF	$13.80
Leased Rate (at 100%)	93.7%
Commenced Rate (at 100%)	92.1%
Leased Rate (at Pro Rata)	94.5%

Prime Portfolio (Subset of Economic Interest)
Operating Centers	290
Owned GLA (at 100%)	66.7
Additional Ground Lease GLA	4.8
Additional Unowned GLA	22.6
Base Rent PSF	$14.51
Leased Rate (at 100%)	95.2%
% of Total NOI (T12)	89.2%

Shopping Centers (No Economic Interest)
Operating Centers	3
Owned GLA	0.6
Additional Ground Lease GLA	—
Additional Unowned GLA	0.3

Brazil Portfolio (Subset of Economic Interest)
Operating Centers (Developments)	11 (2)
Owned GLA (at 100%)	4.1
Additional Ground Lease GLA	0.2
Additional Unowned GLA	0.2
Additional Development GLA	1.3
Base Rent PSF	$31.69
Leased Rate (at 100%)	98.0%
% of Pro Rata NOI (T12)	6.7%

Puerto Rico Portfolio (Subset of Economic Interest)
Operating Centers	15
Owned GLA (at 100%)	4.0
Additional Ground Lease GLA	0.7
Additional Unowned GLA	0.3
Base Rent PSF	$18.89
Leased Rate (at 100%)	96.2%
% of Pro Rata NOI (T12)	15.6%

Business Centers
Operating Centers	1
Owned GLA (at 100%)	0.1

Same Store NOI (1)

($ In Millions)

At 100%	2Q12	2Q11	Change
Same Store NOI	$206.1	$198.4	3.9%
Non Same Store NOI	24.9	32.3

	$231.0	$230.7

Reconciliation to Income Statement
	2Q12	2Q11
Consolidated at 100%
Revenues	$194.7	$186.9
Fee Income	(11.2)	(11.9)
Other Revenues	(0.1)	(1.0)
Operating & Maintenance	(31.0)	(33.8)
Real Estate Taxes	(25.6)	(25.2)

	126.8	115.0
Unconsolidated at 100%
Revenues	174.5	175.7
Operating & Maintenance	(52.0)	(41.5)
Real Estate Taxes	(18.2)	(18.5)

	104.2	115.7
Total NOI at 100%	$231.0	$230.7

At DDR Share	2Q12	2Q11	Change
Same Store NOI	$128.9	$125.1	3.1%
Non Same Store NOI	23.1	17.4

	$152.0	$142.5

Reconciliation to Income Statement
	2Q12	2Q11
Consolidated at DDR Share
Consolidated at 100%	$126.8	$115.0
JV Share of Cons. NOI	(0.3)	(0.3)

	126.5	114.6

Unconsolidated at DDR Share
Revenues	38.4	40.0
Operating & Maintenance	(9.6)	(8.7)
Real Estate Taxes	(3.3)	(3.4)

	25.5	27.9

Total NOI at DDR Share	$152.0	$142.5

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons). Properties acquired in the BRE DDR Retail Holdings, LLC joint venture are also excluded.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Lease Expiration Schedule (at 100%)

	Greater than 10,000 SF
Year	Leases	ABR (mil)	Rent PSF	% of ABR
2012	47	$13.8	$10.66	1.4%
2013	162	42.3	9.58	4.1%
2014	223	71.8	9.99	7.0%
2015	217	69.6	10.08	6.8%
2016	236	78.0	10.90	7.6%
2017	210	80.9	10.10	7.9%
2018	114	41.9	10.38	4.1%
2019	104	46.7	11.29	4.6%
2020	81	29.1	10.45	2.9%
2021	104	43.8	10.61	4.3%

2012-2021	1,498	$517.9	$10.40	50.7%
Total Rent Roll	1,661	$593.7	$10.34	58.2%

Less than 10,000 SF
Leases	ABR (mil)	Rent PSF	% of ABR
812	$42.0	$30.97	4.1%
1,364	70.7	22.86	6.9%
1,299	68.1	25.81	6.7%
1,064	59.9	24.10	5.9%
1,070	65.7	25.15	6.4%
787	46.7	25.55	4.6%
196	17.6	24.69	1.7%
116	10.1	24.91	1.0%
116	9.4	22.73	0.9%
165	13.3	23.97	1.3%

6,989	$403.5	$25.07	39.5%
7,361	$426.8	$24.81	41.8%

Annual Metrics (at 100%)
Period Ending	Centers	Leased Rate	ABR PSF
Q2 2012	456	93.7%	$13.80
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
SF	Leased Rate	% of GLA	% of Vacancy
< 2,499	83.4%	8.2%	21.6%
2,500-4,999	84.2%	8.2%	20.4%
5,000-9,999	87.3%	9.0%	18.0%
10,000-19,999	94.8%	9.9%	8.1%
> 20,000	96.9%	64.7%	31.9%

Total	93.7%	100.0%	100.0%

Portfolio Concentration (at 100%)

	% of ABR	MSF	% of GLA
Brazil	11.8%	4.1	4.6%
Florida	8.5%	9.6	10.7%
Georgia	8.4%	8.9	9.9%
Puerto Rico	7.5%	4.7	5.3%
New York	6.7%	7.7	8.6%
Ohio	6.5%	6.5	7.3%
North Carolina	5.9%	5.5	6.2%
New Jersey	4.5%	3.2	3.6%
Pennsylvania	3.4%	3.2	3.6%
Illinois	3.3%	2.2	2.4%

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Leasing Summary - 2Q 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

Second Quarter 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	70	283	$18.38	$5,199	$16.60	$4,696	10.7%	8.2	$19.59
Non-comp	130	603	14.69	8,862	N/A	N/A	N/A	8.4	10.41

New Leases - Total	200	886	15.86	14,061	N/A	N/A	10.7%	8.3	13.19
Renewals	226	1,801	13.94	25,105	13.14	23,672	6.1%	4.9	0.05
Total	426	2,687	$14.57	$39,166	$13.61	$28,368	6.8%	6.0	$4.54

Second Quarter 2012 at Pro Rata Share

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	70	153	$20.39	$3,120	$16.69	$2,554	22.2%	8.5	$36.22
Non-comp	130	414	15.05	6,228	N/A	N/A	N/A	8.5	15.50

New Leases - Total	200	567	16.49	9,348	N/A	N/A	22.2%	8.5	20.88
Renewals	226	1,200	12.77	15,322	12.07	14,478	5.8%	4.9	0.08

Total	426	1,767	$13.96	$24,670	$12.59	$17,032	8.3%	6.1	$6.93

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Leasing Summary - YTD 2012

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

YTD 2012 at 100%

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	133	523	$18.28	$9,565	$16.85	$8,814	8.5%	7.9	$12.36
Non-comp	232	1,187	14.16	16,806	N/A	N/A	N/A	7.9	11.62

New Leases - Total	365	1,710	15.42	26,371	N/A	N/A	8.5%	7.9	11.84
Renewals	569	3,979	14.58	57,992	13.79	54,871	5.7%	5.1	0.08

Total	934	5,689	$14.83	$84,363	$14.15	$63,685	6.1%	5.9	$3.76

YTD 2012 at Pro Rata Share

			New Rent		Prior Rent
	# of Leases	GLA	Year 1 Rent PSF	Year 1 Total Rent	Final Year Rent PSF	Final Year Total Rent	Comp Space Spread	Wtd Avg Term (Yrs)	TI PSF
New Leases
Comparable	133	357	$17.87	$6,384	$15.61	$5,575	14.5%	8.3	$18.10
Non-comp	232	841	14.51	12,208	N/A	N/A	N/A	8.0	17.08

New Leases - Total	365	1,198	15.52	18,592	N/A	N/A	14.5%	8.1	17.38
Renewals	569	2,733	13.14	35,918	12.41	33,923	5.9%	5.1	0.12

Total	934	3,931	$13.87	$54,510	$12.78	$39,498	7.1%	6.0	$5.48

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

	Three Months Ended 6/30/2012	2012 YTD / Average
Number of lease transactions executed	426	934
Rentable square footage leased (in thousands)	2,687	5,689
Square footage of renewal deals (in thousands)	1,801	3,979
Square footage of new deals (in thousands)	886	1,710
Renewed square footage (% of total)	67.0%	69.9%
New leases square footage (% of total)	33.0%	30.1%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$16.96	$16.31
Tenant allowance	(1.59)	(1.49)
Landlord work	(1.11)	(1.31)
Third party leasing commissions	(0.32)	(0.30)
Rent concessions	—	—

Equivalent net effective rent	$13.94	$13.21

Weighted average term in years	8.4	8.1

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$14.13	$14.82
Tenant allowance	(0.01)	(0.02)
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$14.12	$14.80

Weighted average term in years	5.0	5.2

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA		Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Prorata	at 100%	% of Total	(S&P/Mdy’s/Fitch)
1	Walmart[1]	35	80	$33.5	3.1%	$25.9	5.1	5.7%	AA / Aa2 / AA
2	TJX Companies[2]	82	83	27.1	2.5%	15.5	2.7	3.0%	A / A3 / NR
3	PetSmart	78	80	23.7	2.2%	13.8	1.7	1.9%	BB+ / NR / NR
4	Bed Bath & Beyond[3]	68	69	23.0	2.2%	14.6	1.9	2.1%	BBB+ / NR / NR
5	Kohl’s	35	42	22.5	2.1%	11.1	3.1	3.5%	BBB+ / Baa1 / BBB+
6	Dick’s Sporting Goods	32	33	17.9	1.7%	8.5	1.5	1.7%	NR
7	Best Buy	29	34	17.5	1.6%	9.3	1.3	1.5%	BBB- / Baa2 / BBB-
8	Michael’s	60	60	16.6	1.6%	10.6	1.4	1.6%	B / B3 / NR
9	Publix	41	44	16.4	1.5%	4.2	1.9	2.1%	NR
10	AMC Theaters	9	10	15.9	1.5%	5.7	0.8	0.9%	B / B2 / B
11	Ross Stores	44	44	13.5	1.3%	7.4	1.3	1.5%	BBB+ / NR / NR
12	Gap[4]	52	52	13.4	1.3%	8.1	0.9	1.0%	BB+ / Baa3 / BBB-
13	OfficeMax	48	50	13.1	1.2%	8.4	1.1	1.2%	B- / B1 / NR
14	Tops Markets[5]	17	18	12.5	1.2%	7.5	1.1	1.2%	B+ / NR / NR
15	Kroger	30	31	12.3	1.2%	5.9	1.7	1.9%	BBB / Baa2 / BBB
16	Lowe’s	14	33	12.0	1.1%	9.2	1.8	2.0%	A- / A3 / NR
17	JoAnn Fabric	33	33	10.9	1.0%	6.4	1.1	1.2%	B / B2 / NR
18	Ascena[6]	103	103	10.6	1.0%	6.4	0.7	0.8%	BB- / Ba2 / NR
19	Cinemark	13	13	10.0	0.9%	6.0	0.7	0.8%	BB- / NR / NR
20	Regal Cinemas	12	13	10.0	0.9%	6.6	0.6	0.7%	B+ / B1 / B+

	Top 20 Tenants	835	925	$332.4	31.2%	$191.1	32.4	36.3%

21	Barnes & Noble	25	27	$9.9	0.9%	6.2	0.6	0.7%	NR
22	Staples	33	35	9.1	0.9%	6.6	0.7	0.8%	BBB / Baa2 / BBB
23	Home Depot	10	38	8.9	0.8%	6.5	1.1	1.2%	A- / A3 / A-
24	Dollar Tree Stores	87	90	8.6	0.8%	5.4	0.8	0.9%	NR
25	Sears[7]	26	27	8.0	0.8%	5.3	2.2	2.5%	CCC+ / B3 / CCC
26	Toys R Us8	27	32	8.0	0.8%	5.7	1.0	1.1%	B / B1 / B
27	DSW	19	19	7.7	0.7%	3.9	0.5	0.6%	NR
28	Sports Authority	15	16	7.7	0.7%	5.7	0.6	0.7%	B- / B3 / NR
29	Petco	30	32	7.0	0.7%	4.6	0.4	0.4%	B / B2 / NR
30	Amscan Holdings[9]	36	37	6.6	0.6%	3.9	0.4	0.4%	B+ / B2 / NR
31	Pier 1 Imports	33	36	6.4	0.6%	3.5	0.3	0.3%	NR
32	Ulta	26	26	5.9	0.6%	3.9	0.3	0.3%	NR
33	Rite Aid	24	24	5.8	0.5%	5.6	0.3	0.3%	B- / Caa2 / B-
34	Beall’s	20	21	5.8	0.5%	2.4	0.8	0.9%	NR
35	Brown Shoe Co.[10]	40	40	5.6	0.5%	3.4	0.3	0.3%	B / B2 / BB+
36	Royal Ahold[11]	5	6	5.3	0.5%	1.9	0.3	0.3%	BBB / Baa3 / BBB
37	HH Gregg	16	16	5.2	0.5%	3.0	0.5	0.6%	NR
38	Hobby Lobby	14	16	5.2	0.5%	3.2	0.8	0.9%	NR
39	Office Depot	19	20	5.0	0.5%	2.8	0.5	0.6%	B- / B2 / NR
40	Giant Eagle	6	7	4.9	0.5%	3.2	0.5	0.6%	NR

	Tenants 21-40	511	565	$136.6	12.8%	$86.7	12.9	14.4%

	Top 40 Tenants	1,346	1,490	$469.0	44.0%	$277.8	45.3	50.7%

	Total Portfolio			$1,066.0	100.0%	$620.1	89.3	100.0%

(1)	Walmart (29) / Sam’s Club (6)
(2)	T.J.Maxx (39) / Marshalls (32) / Homegoods (11)
(3)	Bed Bath & Beyond (47) / Cost Plus (14) / Others (7)
(4)	Gap (4) / Old Navy (45) / Banana Republic (3)
(5)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB
(6)	Catherine’s (12) / Dress Barn (24) / Fashion Bug (19) / Justice (23) / Lane Bryant (18) / Maurice’s (7)
(7)	Sears (5) / Kmart (20) / Others (1)
(8)	Toys R Us (9) / Babies R Us (18)
(9)	Party City (28) / Others (8)
(10)	Famous Footwear (38) / Others (2)
(11)	Stop N Shop (4) / Martin’s (1)

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Total Market Capitalization

(In Millions)

	June 30, 2012		December 31, 2011
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$4,417.6	50%	$3,375.3	43%
Perpetual Preferred Stock	375.0	4%	375.0	5%

	4,792.6	54%	3,750.3	48%

Unsecured Credit Facilities	5.9	0%	142.4	2%
Unsecured Term Loan	250.0	3%	—	—
Unsecured Public Debt	2,014.8	22%	2,182.7	28%
Secured Term Loan	500.0	6%	500.0	6%
Fixed Rate Mortgage Debt	1,262.9	14%	1,218.1	15%
Variable Rate Mortgage Debt	87.7	1%	91.0	1%

	4,121.3	46%	4,134.2	52%

Total	$8,913.9	100%	$7,884.5	100%

Debt to Market Capitalization	46.2%		52.4%

Common Shares Outstanding (millions)	301.3		276.9
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$14.64		$12.17
Accretion on Convertible Notes (excluded above)	$37.3		$43.0
Partners’ Share of Consolidated Debt (included above)	$20.6		$21.7
DDR Share of Unconsolidated Debt (excluded above)	$811.1		$772.9

Credit Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Stable
Fitch	BB+	Stable
S&P	BB+	Positive

Public Debt Covenants

(Actuals for Twelve Months Ending June 30, 2012)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	47%
Secured Debt to Assets Ratio	not to exceed 40%	21%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	225%
Fixed Charge Coverage Ratio	at least 1.5x	1.8x

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Summary of Consolidated Debt

(In Millions)

Total Debt Outstanding	June 30, 2012 Aggregate	June 30, 2012 DDR Pro Rata Share	June 30, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Unsecured Credit Facilities	$5.9	$5.9	1.98%	$142.4	$142.4
Unsecured Term Loan	250.0	250.0	3.36%	—	—
Unsecured Public Debt	1,977.5	1,977.5	5.22%	2,139.7	2,139.7
Secured Term Loan	500.0	500.0	2.15%	500.0	500.0
Fixed Rate Mortgage Loans	1,262.9	1,253.0	5.28%	1,218.1	1,208.2
Variable Rate Mortgage Loans	87.7	77.0	1.91%	91.0	79.2

Subtotal	4,084.0	4,063.4	4.96%	4,091.2	4,069.5
Fair Market Value Adjustment	11.8	11.8	—	13.4	13.4

Total	$4,095.8	$4,075.2	4.96%	$4,104.6	$4,082.9

Schedule of Maturities by Year (1)	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Aggregate Total	DDR Pro Rata Share
2012	$13.2	$12.5	$—	$25.7	$25.7
2013	26.2	391.0	—	417.2	417.2
2014	24.7	303.0	—	327.7	327.7
2015	21.9	539.1	503.0	1,064.0	1,064.0
2016	19.6	48.0	245.9	313.5	302.8
2017	19.9	0.3	350.0	370.2	370.2
2018	14.7	75.4	382.2	472.3	472.3
2019	8.2	169.3	200.0	377.5	377.5
2020	5.5	40.3	300.0	345.8	345.8
2021	4.1	82.3	—	86.4	86.4
2022 and beyond	0.1	31.3	300.0	331.4	321.5
Unsecured debt discount	—	—	(47.7)	(47.7)	(47.7)

Total	$158.1	$1,692.5	$2,233.4	$4,084.0	$4,063.4

Percentage of Total Debt	June 30, 2012		December 31, 2011
Fixed	90.4	%(2)	87.0%
Variable	9.6%		13.0%

Recourse to DDR	68.3%		69.5%
Non-recourse to DDR	31.7%		30.5%

(1)	Assumes borrower extension options are exercised.
(2)	An interest rate swap for $100 million was entered into on June 7, but not effective until July 1. Total fixed rate debt assumes the swap is effective.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Summary of Joint Venture Debt

(In Millions)

Total Debt Outstanding	June 30, 2012 Aggregate		June 30, 2012 DDR Pro Rata Share		June 30, 2012 DDR Pro Rata Wtd. Avg. Interest	December 31, 2011 Aggregate	December 31, 2011 DDR Pro Rata Share
Fixed Rate Mortgage Loans	$3,333.4		$589.9		5.38%	$3,084.5	$646.0
Variable Rate Mortgage Loans	1,273.5		221.2		6.80%	656.1	126.7

Subtotal	4,606.9	(1),(2)	811.1	(1), (2)	5.77%	3,740.6	772.7
Fair Market Value Adjustment	(1.5)		—		—	1.6	0.2

Total	$4,605.4		$811.1		5.77%	$3,742.2	$772.9

Schedule of Maturities by Year (3)	Scheduled Principal Payments	Mortgage Loan Maturities	Aggregate Total	DDR Pro Rata Share
2012	$12.0	$466.9	$478.9	$113.5
2013	21.3	407.9	429.2	64.6
2014	21.0	167.3	188.3	39.0
2015	14.3	535.1	549.4	72.6
2016	6.8	143.8	150.6	15.4
2017	5.6	2,438.9	2,444.5	379.7
2018	3.0	25.5	28.5	9.4
2019	2.1	98.4	100.5	33.6
2020	2.2	63.6	65.8	22.1
2021	1.3	80.5	81.8	31.4
2022 and beyond	—	89.4	89.4	29.8

Total	$89.6	$4,517.3	$4,606.9	$811.1

Percentage of Total Debt	June 30, 2012	December 31, 2011
Fixed	72.4%	82.5%
Variable	27.6%	17.5%

Recourse to DDR	3.8%	4.7%
Non-recourse to DDR	96.2%	95.3%

(1)

Includes approximately $298.9 million of debt of which the Company’s proportionate share of non-recourse debt is $47.8 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(2)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$5.9$		5.9	02/16	LIBOR + 165
$65 Million Revolving Credit Facility	—		—	02/16	LIBOR + 165
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$200 Million Term Loan	200.0		200.0	01/19	LIBOR + 210
Secured Credit Facility:
$500 Million Term Loan	500.0		500.0	09/15	LIBOR + 170

Total Term and Credit Facility Debt	$755.9$		755.9

Public Debt:
Unsecured Notes	152.8		152.8	05/15	5.50
Convertible Notes	312.7	(3)	312.7	11/15	1.75
Unsecured Notes	239.3		239.3	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.3		298.3	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	297.9		297.9	09/20	7.88
Unsecured Notes	294.3		294.3	07/22	4.63

Total Public Debt	$1,977.5		$1,977.5
Mortgage Debt:
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Terraces at Southpark, Charlotte, NC	6.5		6.5	12/12	5.72

Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Victor Square, Victor, NY	5.9		5.9	04/13	5.80
DDRC Headquarters, Beachwood, OH	32.4		32.4	04/13	LIBOR + 110
Monmouth Consumer Sq., W. Long Branch, NJ	2.6		2.6	07/13	8.57
Abernathy Square, Atlanta, GA	11.9		11.9	10/14	4.23
Bermuda Square, Chester, VA	7.4		7.4	10/14	4.23
Brook Highland Plaza, Birmingham, AL	24.3		24.3	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.2		4.2	10/14	4.23
Clearwater Collection, Clearwater, FL	7.0		7.0	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.8		9.8	10/14	4.23
Crossroads Center, Gulfport, MS	24.2		24.2	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.3		17.3	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.1		10.1	10/14	4.23
Downtown Short Pump, Richmond, VA	12.3		12.3	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	40.8		40.8	10/14	4.23
Home Depot Center, Orland Park, IL	6.6		6.6	10/14	4.23
Kroger, Cincinnati, OH	2.6		2.6	10/14	4.23
Lexington Place, Lexington, SC	4.2		4.2	10/14	4.23
Loisdale Center, Springfield, VA	10.9		10.9	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.6		6.6	10/14	4.23

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Consolidated Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate (2)
Mooresville Consumer Sq., Mooresville, NC	17.9		17.9	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.8		10.8	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.8		9.8	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.5		27.5	10/14	4.23
Sam’s Club, Worcester, MA	5.3		5.3	10/14	4.23
The Commons, Salisbury, MD	8.6		8.6	10/14	4.23
Walmart Supercenter, Alliance, OH	7.1		7.1	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.8		11.8	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.7		6.7	10/14	4.23
Wendover Village, Greensboro, NC	4.7		4.7	10/14	4.23
Windsor Court, Windsor, CT	7.2		7.2	10/14	4.23

Kyle Crossing, Kyle, TX	21.5		10.8	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.8	(4)	2.8	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 250
Hamilton Commons, Mays Landing, NJ	5.9		5.9	09/15	4.70

Tops Plaza, Lockport, NY	5.8		5.8	01/16	8.00
Cotswold Village, Charlotte, NC	50.4		50.4	05/16	5.83
Freedom Plaza, Rome, NY	2.3		2.3	09/16	7.85

Walmart Supercenter, Winston-Salem, NC	6.1		6.1	08/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	2.7		2.7	10/17	6.78

Tops Plaza, Ithaca, NY	11.0		11.0	01/18	7.05
Walmart Supercenter, Greenville, SC	5.9		5.9	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.5		25.5	03/18	5.06
Southland Crossings, Boardman, OH	25.5		25.5	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.4		32.4	03/18	5.06
Mohawk Commons, Niskayuna, NY	14.8		14.8	12/18	5.75

Lowes, Hendersonville, TN	5.8		5.8	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.6		21.6	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.0		26.0	06/19	7.59
Plaza Isabela, Isabela, PR	22.8		22.8	06/19	7.59
Plaza Walmart, Guayama, PR	12.1		12.1	06/19	7.59
Mariner Square, Spring Hill, FL	3.5		3.5	09/19	9.75
Northland Square, Cedar Rapids, IA	6.8		6.8	01/20	9.38
Polaris Towne Center, Columbus, OH	45.0		45.0	04/20	6.76

West Valley Marketplace, Allentown, PA	12.8		12.8	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	64.2		64.2	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.3		9.3	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.5		20.5	02/22	5.71
Gulfport Promenade, Gulfport, MS	16.0		16.0	12/37	SIFMA + 5

Total Mortgage Debt	$1,350.6		$1,330.0

Subtotal	$4,084.0		$4,063.4
Fair Market Value Adjustment—Assumed Debt	11.8		11.8

Total Consolidated Debt	$4,095.8		$4,075.2

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Consolidated Debt Detail

(In Millions)

				Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Fixed Rate	$3,690.4	(5)	$3,680.5	5.0 years	5.28%
Variable Rate	393.6		382.9	3.9 years	1.91%

	$4,084.0		$4,063.4	4.9 years	4.96%

Cumulative Redeemable Preferred Shares	Outstanding Amount
Class H—7.375%	$205.0
Class I—7.5%	170.0

$375.0

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$83.4	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $13.3 million is partially offset by approximately $2.9 million of fair market value adjustments.

(3)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above $15.96 per share at June 30, 2012 and are subject to adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $37.3 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	Reno Riverside has an interest rate floor of 5.95%.
(5)	An interest rate swap for $100 million was entered into on June 7, but not effective until July 1. Total fixed rate debt assumes the swap is effective.

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance		DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 6, LLC
Waterfront Marketplace, Homestead, PA	27.1		4.1	08/12	6.35
Waterfront Town Center, Homestead, PA	35.7		5.4	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	24.1		3.6	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	10.0		1.5	07/18	6.98
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (11 assets)	190.0		28.5	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (17 assets)	464.0		69.6	06/17	4.63

Total DDRTC Core Retail Fund LLC	$1,101.1		$165.2

BRE DDR Retail Holdings LLC
BRE DDR Venice Holdings LLC (7 Assets)	$86.0		$4.3	07/13	6.00
BRE DDR Homart Holdings LLC (4 Assets)	265.7		13.3	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	113.2		5.7	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (7 Assets)	138.8		6.9	10/17	5.01
BRE DDR Longhorn II Holdings LLC (7 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings LLC	$955.4		$46.2

DDR Domestic Retail Fund I
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.3		2.0	01/13	5.87
Meadows Square, Boynton Beach, FL	0.8		0.2	07/13	6.72
Village Center, Racine, WI	11.7		2.3	04/15	4.21
Paradise Promenade, Davie, FL	6.0		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.4		2.3	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60

Total DDR Domestic Retail Fund I	$930.2		$186.0

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.8	(4)	$—	12/08	Prime + 300
Coventry II DDR SM (31 assets)	71.0	(4)	14.2	09/12	LIBOR + 225
Marley Creek Square, Orland Park, IL	10.6	(4)	1.1	12/12	LIBOR + 125
Watters Creek, Allen, TX	133.4	(2)	18.0	01/13	LIBOR + 300
Fairplain Plaza, Benton Harbor, MI	14.4		2.9	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	26.8		5.4	05/13	LIBOR + 350
Christown Spectrum Mall, Phoenix, AZ	46.0	(2)	9.2	11/13	LIBOR + 343
Christown Spectrum Mall, Phoenix, AZ	19.0	(2)	3.8	11/13	LIBOR + 1000
Tri-County Mall, Cincinnati, OH	149.7	(4)	29.9	02/15	5.66
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	21.0	(2)	4.2	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.8	(4)	5.6	09/16	6.75

Total Coventry II	$632.5		$108.9

Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	$27.9		$9.3	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	7.5		2.5	11/15	CDI + 285
Patio Boavista, Brazil	10.6		3.5	11/16	CDI + 330
Debentures	45.9		15.3	02/17	CDI + 96
Shopping Metropole, Brazil	25.3		8.4	05/18	TR + 1030
Debentures	98.4		32.8	02/19	IPCA + 625
Manaura Shopping, Brazil	63.7		21.3	12/20	10.00
Patio Goiania, Brazil	26.1		8.7	06/23	TR + 1100
Patio Londrina, Brazil	26.2		8.7	10/25	TR + 1090
Patio Uberlandia, Brazil	37.1		12.4	10/25	TR + 1130

Total Sonae Sierra Brasil BV Sarl	$368.7		$122.9

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Debt Detail

(In Millions)

	Loan Balance	DDR Pro Rata Share	Final Maturity Date (1)	Interest Rate
DDR SAU Retail Fund, LLC
Lewandowski Commons, Lyndhurst, NJ	$12.5	$2.5	09/12	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.3	2.0	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$183.1	$36.6

DDRA Ahwatukee Foothills LLC, Phoenix, AZ	105.4	52.7	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.5	1.7	08/12	LIBOR + 200
Cole DDR MT Independence, Independence, MO	33.7	4.9	10/12	4.00
DDR Markaz II (13 assets)	147.4	29.5	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	21.4	5.4	10/20	5.25
Sun Center Limited, Columbus, OH	23.3	18.5	05/21	5.99
RVIP IIIB, Deer Park, IL	74.2	19.1	09/21	4.84

Total	$435.9	$145.3

Subtotal	$4,606.9	$811.1
Fair Market Value Adjustment—Assumed Debt	(1.5)	—

Total Joint Venture Debt	$4,605.4	$811.1

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,333.4	$589.9	4.0 years	5.38%
Variable Rate	1,273.5	221.2	4.5 years	6.80%

	$4,606.9	$811.1	4.1 years	5.77%

DDR

Quarterly Financial Supplement

For the six months ended June 30, 2012

Joint Venture Debt Detail

(In Millions)

Derivative Instruments
	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$71.0	Coventry II DDR SM	11mo.LIBOR	3.00%	September 1, 2012
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	11mo.LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$320.00	BRE DDR Retail Mezz 2 LLC	11mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Watters Creek, Allen, TX	1 month LIBOR of 0.50%
Christown Spectrum Mall, Phoenix, AZ	1 month LIBOR of 0.26%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(4)

Includes approximately $298.9 million of debt of which the Company’s proportionate share of non-recourse debt is $47.8 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage

BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383

	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	John Perry	john.perry@db.com	(212) 250-4912

	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780

	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462

	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280

	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Macquarie	Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627

	Stephen Bakke	stephen.bakke@morganstanley.com	(415) 576-2696

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937

	James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484

	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262

	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(646) 855-6090

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

RBC Capital Markets	Seth Levine	seth.levine@rbccm.com	(212) 618-3523

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455